CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 136 to File No. 033-42484; Amendment No. 137 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated December 22, 2010, included in the 2010 Annual Reports to shareholders.


                                                         /s/: ERNST & YOUNG, LLP
                                                         -----------------------


Philadelphia, Pennsylvania
February 25, 2011